Exhibit 99.B(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information included in this Registration Statement on Form N-14 of Pax World Funds Series Trust III relating to the proposed reorganizations of Pax World Global Women’s Equality Fund, a series of Pax World Funds Series Trust I, into Pax Global Women’s Index Fund, a series of Pax World Funds Series Trust III.  We also consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in Appendix A — Statement of Additional Information included in this Registration Statement on Form N-14 of Pax World Funds Series Trust III.

We also consent to the references to our firm under the captions “Financial Highlights” in the prospectus dated May 1, 2013 and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, dated May 1, 2013, of Pax World Global Women’s Equality Fund (a series of Pax World Funds Series Trust I) which is incorporated by reference in this Registration Statement.

We further consent to the incorporation by reference of our reports dated February 24, 2014 on the financial statements and financial highlights for Pax World Global Women’s Equality Fund included in the Annual Report to Shareholders of Pax World Global Women’s Equality Fund for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

March 14, 2014